UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 7, 2006

Dear TEPPCO Partners, L.P. Unitholder:

You have previously received proxy materials for the Special Meeting of Unitholders which has been adjourned to November 30, 2006. Your TEPPCO Partners, L.P. units are registered in the name of your broker as the holder of record and can only be voted upon receipt of your instructions.

The Board of Directors of Texas Eastern Products Pipeline Company, LLC, our general partner, recommends a vote FOR all proposals. This vote is especially important to you as a limited partner. Our board of directors believes that passage of Proposals 1-5 will result in a lower cost of capital, which should, over the long term, facilitate our ability to make accretive acquisitions and increase distributions payable to you.

PLEASE VOTE TODAY!! EVERY VOTE COUNTS REGARDLESS OF THE NUMBER OF UNITS YOU OWN

The deadline for voting by telephone or through the Internet is 11:59 pm Eastern Time on November 29, 2006. Please take a moment to provide your voting instructions as soon as possible using one of the following methods:

Available 24 Hours – 7 Days a Week!

VOTE BY TELEPHONE

VOTE BY INTERNET

Just follow these three easy steps:	Just follow these three easy steps:

1. 2. 3.

Read the proxy materials and the summarized proposals on the enclosed Voting Instruction Form.

Call the toll-free number located on the top left corner of your Voting Instruction Form.

Please have your Voting Instruction Form in hand and follow the simple instructions.

1. 2. 3.

Read the proxy materials and the summarized proposals on the enclosed Voting Instruction Form.

Go to the website www.proxyvote.com.

Please have your Voting Instruction Form in hand and follow the simple instructions.

If you vote by telephone or Internet, do not return your Proxy Card by mail.